Exhibit 99.1

June 17, 2025

Rocky Mountain Chocolate Factory Reports Fiscal Fourth Quarter and Fiscal Year 2025 Financial Results

Management to Host Conference Call Tomorrow at 9:00 a.m. ET

DURANGO, Colo., June 17, 2025 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”, “we”, “RMC”, or “Rocky Mountain Chocolate”), America’s ChocolatierTM and a leading franchiser of a premium chocolate and confectionary retail store concept, is reporting financial and operating results for its fiscal fourth quarter and fiscal year ended February 28, 2025.

“Fiscal 2025 marked the beginning of a transformative era for Rocky Mountain Chocolate,” said Jeff Geygan, Interim CEO of the Company. “We initiated a comprehensive restructuring effort to revitalize the business—rebuilding our culture, restoring operational discipline, and modernizing core systems. We brought consumer packaging back in-house, implemented a new point-of-sale system for real-time, store-level sales visibility, overhauled our e-commerce platform, and realigned pricing across our portfolio with the goal of improving unit-level economics and supporting stronger franchisee performance.”

“These efforts have already begun to yield results. We’ve seen meaningful operational improvements, better alignment across our franchise network, and improved data-driven decision-making. Importantly, our brand refresh is well underway, with a new logo, modern store design, and upgraded digital experience set to launch in the coming months. As of March 1, 2025, our operational changes are in effect, and we believe we have stabilized a company that has had operational challenges for more than a decade.”

Geygan added, “Looking ahead, we are focused on disciplined growth, with a focus on profitability for the remainder of fiscal 2026. I’m incredibly proud of our team’s resilience and grateful to our shareholders for their continued support. We are a very different company today, with a foundation firmly in place to rebuild and thrive.”

Recent Operational Highlights

●	Resolved Key Operational Challenges:

○	Retired the Company’s co-packing operations in Salt Lake City in February 2025.

○	Adjusted or exited unprofitable Specialty Market relationships in fiscal 2025.

○	Implemented a rational franchise product pricing model, effective March 1, 2025, to address systemic margin pressures.

●	Strengthened Franchise Network:

○	Actively executing store transfers to retain valuable locations while installing more capable operators in effort to revitalize unit-level performance and strengthen the overall franchise network.

●	Progress on Store Refresh Strategy:

○	Opened a new store in Charleston, South Carolina on June 3, 2025 under refreshed branding and design.

○	Planned construction on a flagship location in downtown Chicago, with an opening expected ahead of the holiday season.

●	Advancing Brand Modernization:

○	Completed development of a refreshed store design and branding platform.

○	Systemwide signage upgrades in process, with our first launch in Durango, Colorado on June 17, 2025.

●	Digital and Product Enhancements:

○	Upcoming launch of a redesigned website expected in July 2025.

○	Updated packaging aligned with a new brand identity anticipated to begin shipping in early August 2025.

Fiscal Fourth Quarter 2025 Financial Results vs. Year-Ago Quarter

●

Total revenue was $8.9 million in the fourth quarter of fiscal 2025 compared to $7.3 million in the fourth quarter of fiscal 2024. During the quarter, the Company experienced transitional impacts from its ERP and pricing system rollout, alongside early returns from new digital infrastructure and store-level data capabilities.

●

Total product and retail gross profit was $(0.8) million in the fourth quarter of fiscal 2025 compared to $0.1 million in the fourth quarter of fiscal 2024. The decrease was primarily due to higher raw material costs.

●

Total costs and expenses increased to $11.6 million in the fourth quarter of fiscal 2025 compared to $8.8 million in the fourth quarter of fiscal 2024. The increase was primarily attributed to investments in marketing and administrative infrastructure related to the brand refresh and prototype store rollout.

●

Net loss from continuing operations was $2.9 million or $(0.37) per share in the fourth quarter of fiscal 2025, compared to a net loss from continuing operations of $1.6 million or $(0.25) per share in the fourth quarter of fiscal 2024.

Fiscal Year 2025 Results vs. Fiscal Year 2024

●	Total revenue was $29.6 million in fiscal 2025 compared to $28.0 million in fiscal 2024.

●

Total product and retail gross profit was $0.1 million in fiscal 2025 compared to $1.4 million in fiscal 2024. The decrease was primarily due to a sharp increase in the cost of cocoa and other inflationary pressures, as well as higher overhead costs and reduced production volume.

●

Total costs and expenses increased to $35.5 million in fiscal 2025 compared to $32.9 million in fiscal 2024. The increase was primarily driven by inflationary cost pressures, including higher raw material costs, and general operating cost increases.

●	Net loss from continuing operations was $6.1 million or $(0.86) per share in fiscal 2025 compared to a net loss from continuing operations of $4.9 million or $(0.77) per share in fiscal 2024.

Conference Call Information

The Company will conduct a conference call to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Wednesday, June 18, 2025
Time: 9:00 a.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is a leading franchiser of a premium chocolate and confectionary retail store concept. As America’s ChocolatierTM, the Company has been producing an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples since 1981. Headquartered in Durango, Colorado, Rocky Mountain Chocolate Factory is ranked among Entrepreneur’s Franchise 500® for 2025 and Franchise Times’ Franchise 400® for 2024. The Company and its franchisees and licensees operate nearly 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements regarding future financial and operating results and anticipated outcomes of our business strategy and plan are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our periodic reports, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA
Elevate IR

720-330-2829

RMCF@elevate-ir.com

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	AS OF FEBRUARY 28 or 29,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$720	$2,082
Accounts receivable, less allowance for credit losses of $307 and $332, respectively	3,405	2,184
Notes receivable, current portion, less current portion of the allowance for credit losses of $28 and $30, respectively	11	489
Refundable income taxes	64	46
Inventories	4,630	4,358
Other	393	443
Total current assets	9,223	9,602
Property and Equipment, Net	9,409	7,758
Other Assets
Notes receivable, less current portion and allowance for credit losses of $0	69	695
Goodwill	576	576
Intangible assets, net	210	238
Lease right of use asset	1,241	1,694
Other	447	14
Total other assets	2,543	3,217
Total Assets	$21,175	$20,577
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$4,816	$3,411
Line of credit	-	1,250
Accrued salaries and wages	697	1,833
Gift card liabilities	649	624
Other accrued expenses	80	300
Contract liabilities	139	151
Lease liability	488	503
Total current liabilities	6,869	8,072
Note payable	5,957	-
Lease Liability, Less Current Portion	770	1,191
Contract Liabilities, Less Current Portion	604	678
Total Liabilities	14,200	9,941
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $.001 par value per share; 250,000 authorized; 0 shares issued and outstanding	-	-
Common stock, $.001 par value, 46,000,000 shares authorized, 7,722,124 shares and 6,310,543 shares issued and outstanding, respectively	8	6
Additional paid-in capital	12,355	9,896
(Accumulated Deficit) Retained earnings	(5,388)	734
Total stockholders' equity	6,975	10,636
Total Liabilities and Stockholders' Equity	$21,175	$20,577

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended February 28,		Year Ended February 28,
	2025	2024	2025	2024
Revenues
Sales	$7,099	$5,568	$24,015	$22,022
Franchise and royalty fees	1,800	1,691	5,564	5,928
Total Revenue	8,899	7,259	29,579	27,950
Costs and Expenses
Cost of sales	7,936	5,497	23,916	20,656
Franchise costs	305	712	2,414	2,582
Sales and marketing	1,155	645	1,995	2,132
General and administrative	2,017	1,722	6,305	6,674
Retail operating	152	220	716	671
Depreciation and amortization, exclusive of depreciation and amortization expense of $177, $209, $775 and $750, respectively, included in cost of sales	32	38	175	137
Total costs and expenses	11,597	8,834	35,521	32,852
Loss from Operations	(2,698)	(1,575)	(5,942)	(4,902)
Other Income (Expense)
Interest expense	(196)	(29)	(454)	(53)
Interest income	6	12	27	80
Gain (loss) on disposal of assets	(7)	-	247	-
Other income, net	(197)	(17)	(180)	27
Loss Before Income Taxes	(2,895)	(1,592)	(6,122)	(4,875)
Income Tax Provision (Benefit)	-	-	-	-
Loss from Continuing Operations	(2,895)	(1,592)	(6,122)	(4,875)
Discontinued Operations
Earnings from discontinued operations, net of tax	-	-	-	69
Gain on disposal of discontinued operations, net of tax	-	-	-	635
Earnings from discontinued operations, net of tax	-	-	-	704
Net Loss	$(2,895)	$(1,592)	$(6, 122)	$(4,172)
Basic Loss per Common Share
Loss from continuing operations	$(0.37)	$(0.25)	$(0.86)	$(0.77)
Earnings from discontinued operations	-	-	-	0.11
Net loss	$(0.37)	$(0.25)	$(0.86)	$(0.66)
Diluted Loss per Common Share
Loss from continuing operations	$(0.37)	$(0.25)	$(0.86)	$(0.77)
Earnings from discontinued operations	-	-	-	0.11
Net loss	$(0.37)	$(0.25)	$(0.86)	$(0.66)
Weighted Average Common Shares Outstanding - Basic	7,678,855	6,310,469	7,079,171	6,294,411
Dilutive Effect of Employee Stock Awards	-	-	-	-
Weighted Average Common Shares Outstanding - Diluted	7,678,855	6,310,469	7,079,171	6,294,411

Source: Rocky Mountain Chocolate Factory, Inc.